Exhibit 4
                                                                       ---------

                                                                  EXECUTION COPY











                       SENIOR SUBORDINATED LOAN AGREEMENT

                                   dated as of

                               September 8, 2006,


                                      among


                                GEOKINETICS INC.,
                                 as the Borrower

                                       and


                            THE LENDERS PARTY HERETO

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I      Definitions...................................................1

      Section 1.01.  Defined Terms...........................................1

      Section 1.02.  Terms Generally........................................21

      Section 1.03.  Classification of Loans................................22

      Section 1.04.  Rounding...............................................22

      Section 1.05.  References to Agreements and Laws......................22

      Section 1.06.  Times of Day...........................................22

      Section 1.07.  Timing of Payment or Performance.......................22

ARTICLE II     The Credits..................................................22

      Section 2.01.  Commitments............................................22

      Section 2.02.  Loans..................................................22

      Section 2.03.  Borrowing Procedure....................................23

      Section 2.04.  Evidence of Debt; Repayment of Loans...................23

      Section 2.05.  Fees...................................................24

      Section 2.06.  Interest on Loans......................................25

      Section 2.07.  Default Interest.......................................25

      Section 2.08.  Alternate Rate of Interest.............................25

      Section 2.09.  Repayment..............................................26

      Section 2.10.  Conversion and Continuation of Borrowings..............26

      Section 2.11.  Termination of Commitments.............................27

      Section 2.12.  Optional Prepayment....................................27

      Section 2.13.  Mandatory Prepayments..................................28

      Section 2.14.  Reserve Requirements; Change in Circumstances..........28

      Section 2.15.  Change in Legality.....................................29

      Section 2.16.  Indemnity..............................................30

      Section 2.17.  Pro Rata Treatment.....................................30

      Section 2.18.  Sharing of Setoffs.....................................31

      Section 2.19.  Payments...............................................31

      Section 2.20.  Taxes..................................................31

      Section 2.21.  Assignment of Commitments Under Certain
                     Circumstances; Duty to Mitigation......................34

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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE

ARTICLE III    Representations and Warranties...............................35

      Section 3.01.  Organization; Powers...................................35

      Section 3.02.  Authorization..........................................35

      Section 3.03.  Enforceability.........................................35

      Section 3.04.  Governmental Approvals.................................35

      Section 3.05.  Financial Statements...................................36

      Section 3.06.  No Material Adverse Change.............................36

      Section 3.07.  Title to Properties; Possession Under Leases...........36

      Section 3.08.  Subsidiaries...........................................37

      Section 3.09.  Litigation; Compliance with Laws.......................37

      Section 3.10.  Agreements.............................................37

      Section 3.11.  Federal Reserve Regulations............................37

      Section 3.12.  Investment Company Act.................................37

      Section 3.13.  Tax Returns............................................38

      Section 3.14.  No Material Misstatements..............................38

      Section 3.15.  Employee Benefit Plans.................................38

      Section 3.16.  Environmental Matters..................................38

      Section 3.17.  Location of Real Property and Leased Premises..........39

      Section 3.18.  Labor Matters..........................................39

      Section 3.19.  Solvency...............................................39

ARTICLE IV     Conditions of Lending........................................39

ARTICLE V      Affirmative Covenants........................................42

      Section 5.01.  Existence; Compliance with Laws and Contractual
                     Obligations; Businesses and Properties.................42

      Section 5.02.  Insurance..............................................43

      Section 5.03.  Taxes..................................................43

      Section 5.04.  Financial Statements, Reports, etc.....................43

      Section 5.05.  Litigation and Other Notices...........................45

      Section 5.06.  Maintaining Records; Access to Properties and
                     Inspections; Maintenance of Ratings....................45

      Section 5.07.  Use of Proceeds........................................46

ARTICLE VI     Negative Covenants...........................................46

                                       ii
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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE

      Section 6.01.  Indebtedness...........................................46

      Section 6.02.  Liens..................................................47

      Section 6.03.  Sale and Lease-Back Transactions.......................49

      Section 6.04.  Investments, Loans and Advances........................49

      Section 6.05.  Mergers, Consolidations, and Sales of Assets...........50

      Section 6.06.  Restricted Payments; Restrictive Agreements............51

      Section 6.07.  Transactions with Affiliates...........................52

      Section 6.08.  Change in Nature of Business...........................52

      Section 6.09.  Other Indebtedness and Agreements......................52

      Section 6.10.  Subsidiaries...........................................52

      Section 6.11.  Partnership, etc.......................................52

      Section 6.12.  Accounting Changes; Fiscal Year........................53

      Section 6.13.  Capital Expenditures...................................53

      Section 6.14.  Net Worth..............................................53

      Section 6.15.  Fixed Charge Coverage Ratio............................53

      Section 6.16.  Leverage Ratio.........................................53

ARTICLE VII    Events of Default............................................53

ARTICLE VIII   Subordination................................................55

      Section 8.01.  Agreement of Subordination.............................55

      Section 8.02.  Payments to Lenders....................................56

      Section 8.03.  Subrogation of Loans...................................58

      Section 8.04.  Notice to Lenders......................................59

      Section 8.05.  No Impairment of Subordination.........................59

      Section 8.06.  Article VIII Not to Prevent Events of Default..........59

      Section 8.07.  Continuing Effect......................................59

      Section 8.08.  Bankruptcy Avoidance...................................59

      Section 8.09.  Individual Rights of Senior Lenders....................59

      Section 8.10.  Instrument Legend and Notation.........................59

ARTICLE IX     Miscellaneous................................................60

      Section 9.01.  Notices................................................60

      Section 9.02.  Survival of Agreement..................................60



                                       iii
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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE

      Section 9.03.  Binding Effect.........................................61

      Section 9.04.  Successors and Assigns.................................61

      Section 9.05.  Expenses; Indemnity....................................64

      Section 9.06.  Right of Setoff........................................65

      Section 9.07.  Applicable Law.........................................65

      Section 9.08.  Waivers; Amendment.....................................65

      Section 9.09.  Interest Rate Limitation...............................66

      Section 9.10.  Entire Agreement.......................................66

      Section 9.11.  WAIVER OF JURY TRIAL...................................66

      Section 9.12.  Severability...........................................67

      Section 9.13.  Counterparts...........................................67

      Section 9.14.  Headings...............................................67

      Section 9.15.  Jurisdiction; Consent to Service of Process............67

      Section 9.16.  Confidentiality........................................68

      Section 9.17.  USA PATRIOT Act Notice.................................68

SCHEDULES
Schedule 1.01           -     Existing Debt to be Repaid
Schedule 2.01           -     Lenders and Commitments
Schedule 3.08           -     Subsidiaries
Schedule 3.09                 Litigation
Schedule 3.17(a)        -     Owned Real Property
Schedule 3.17(b)        -     Leased Real Property
Schedule 6.01           -     Existing Indebtedness
Schedule 6.02           -     Existing Liens
Schedule 6.04                 Existing Investments

EXHIBITS

Exhibit A               -     Form of Borrowing Request
Exhibit B               -     Form of Non-Bank Certificate

      SENIOR SUBORDINATED LOAN AGREEMENT dated as of September 8, 2006 (this "AGREEMENT"), among GEOKINETICS INC., a Delaware corporation ("BORROWER") and the LENDERS (as defined herein).

                                    RECITALS

      A. Pursuant to the Stock Purchase Agreement (such term and each other capitalized term used but not defined in these recitals having the meaning set forth in Article I), the Borrower intends to acquire all of the Equity Interests of Grant Geophysical Inc. and its subsidiaries (the "ACQUISITION").(1)

      B. The Borrower has requested the Lenders to extend credit in the form of Loans on the Closing Date, in an aggregate principal amount not in excess of $55,000,000.

      C. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

      SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

      "ABR", when used in reference to any Loan, refers to whether such Loan is bearing interest at a rate determined by reference to the Alternate Base Rate.

      "ACQUIRED BUSINESS" shall mean Grant Geophysical Inc. and its subsidiaries.

      "ACQUISITION" shall have the meaning assigned to such term in the recitals.

      "ADJUSTED LIBO RATE" shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

      "AGENTS" shall mean RBC and PNC and "AGENT" shall mean any of them.

      "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, (a) for purposes of Section 6.07, the term "Affiliate" shall also include any person that directly or indirectly owns 10% or more of any class of Equity Interests of the person specified or that is an officer or director of the person specified and (b) the term "Affiliate" shall specifically exclude each Lender, in its capacity as Lender, and any of its Affiliates.

--------
(1) Subject to further review of underlying documentation.

      "AGREEMENT" shall have the meaning assigned to such term in the preamble.

      "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum equal to the greater of (a) the Base Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If the Required Lenders shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Required Lenders to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Base Rate or the Federal Funds Effective Rate, as the case may be.

      "APPLICABLE PERCENTAGE" shall mean, for any day, (a) with respect to any Eurodollar Loan, (i) on the Closing Date to, but excluding, December 1, 2006, 7.50% per annum and (ii) thereafter, the applicable percentage set forth below under the caption "Applicable Percentage" opposite such period:

         --------------------------------------------------------------
                       PERIOD               |  EURODOLLAR APPLICABLE
                                            |       PERCENTAGE
         -----------------------------------|--------------------------
            December 1, 2006 through and    |         8.50%
             including February 28, 2007    |
         -----------------------------------|--------------------------
              March 1, 2007 through and     |         9.50%
               including May 30, 2007       |
         -----------------------------------|--------------------------
                    June 1, 2007            |        10.50%
                   and thereafter           |
         --------------------------------------------------------------


and (b) with respect to any ABR Loan, (i) on the Closing Date to, but excluding, December 1, 2006, 6.00% per annum and (ii) thereafter, the applicable percentage set forth below under the caption "Applicable Percentage" opposite such period:

         ---------------------------------------------------------------
                       PERIOD               | ABR APPLICABLE PERCENTAGE
         -----------------------------------|---------------------------
            December 1, 2006 through and    |          7.00%
             including February 28, 2007    |
         -----------------------------------|---------------------------
              March 1, 2007 through and     |          8.00%
               including May 30, 2007       |
         -----------------------------------|---------------------------
                    June 1, 2007            |          9.00%
                   and thereafter           |
         ---------------------------------------------------------------

      "ASSET SALE" shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by the Borrower or any of the Subsidiaries to any person other than the Borrower or any Subsidiary of (a) any Equity Interests of any of the Subsidiaries or (b) any other assets of the Borrower or any of its Subsidiaries.

      "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, in such form as shall be reasonably approved by the Lenders.

      "BASE RATE" shall mean corporate base rate of interest publicly announced by such generally available and recognizable source as the Required Lenders may select from time to time for borrowings made in the United States of America in dollars, changing effective on the date specified in each such announcement of a change in the corporate base rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.

      "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

      "BORROWER" shall have the meaning assigned to such term in the preamble.

      "BORROWING REQUEST" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B, or such other form as shall be approved by the Lender.

      "BREAKAGE EVENT" shall have the meaning assigned to such term in Section 2.14.

      "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are generally authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan (including with respect to all notices and determinations in connection therewith and any payments of principal, interest or other amounts thereon), the term "BUSINESS DAY" shall also exclude any day on which banks are generally not open for dealings in dollar deposits in the London interbank market.

      "CAPITAL EXPENDITURES" shall mean, for any period, (a) the aggregate amount of additions to property, plant and equipment and other capital expenditures of the Borrower and its Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP, and (b) Capital Lease Obligations or Synthetic Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period, but excluding in each case any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation.

      "CAPITAL LEASE OBLIGATIONS" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "CASUALTY EVENT" shall mean any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of the Borrower or any of its Subsidiaries. "Casualty Event" shall include but not be limited to any taking of all or any part of any real property of any person or any part thereof, in or by condemnation or other eminent domain proceedings as required by law, or by reason of the temporary requisition of the use or occupancy of all or any part of any real property of any person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

      A "CHANGE IN CONTROL" shall be deemed to have occurred if:

(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as in effect on the date hereof, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than 35% of outstanding Equity Interests of the Borrower having ordinary voting power;

(b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time be occupied by persons who were not (i) nominated by the board of directors of the Borrower or (ii) appointed by directors so nominated; or

(c) any change in control (or similar event, however denominated) with respect to the Borrower or any Subsidiary shall occur under and as defined in the Senior Credit Agreement or in respect of Material Indebtedness of the Borrower or any Subsidiary.

      "CHANGE IN LAW" shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.12, by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

      "CHARGES" shall have the meaning assigned to such term in Section 9.09.

      "CLOSING DATE" shall mean September 8, 2006.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any legislation successor thereto.

      "COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender to make Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to

Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

      "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

      "CONSOLIDATED EBITDA" shall mean, for any period, Consolidated Net Income for such period plus

      (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of

            (i)   consolidated interest expense for such period,

            (ii)  consolidated income tax expense for such period,

            (iii) foreign currency translation gain or loss,

            (iv) all amounts attributable to depreciation and amortization for such period,

            (v) non-recurring fees and expenses incurred in connection with the Transactions,

            (vi) any non-cash charges (other than the write-down of current assets) for such period,

minus (b) without duplication all cash payments made during such period on account of non-cash charges added to Consolidated Net Income pursuant to clause
(a)(vi) above in a previous period.

      Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to the Acquisition, any Permitted Acquisition and Asset Sales (other than any dispositions in the ordinary course of business) consummated at any time on or after the first day of the respective Test Period as if the Acquisition and each such Permitted Acquisition had been effected on the first day of such period and as if each such Asset Sale had been consummated on the day prior to the first day of such period.

      "CONSOLIDATED NET INCOME" shall mean, for any period with respect to any person, the net income or loss of such person for such period determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded (without duplication):

      (a) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary,

      (b) the income or loss of any person accrued prior to the date (i) it becomes a Subsidiary or is merged into or consolidated with such person or (ii) its assets are acquired by such person or its Subsidiaries,

      (c) the income or loss in respect of any Investment in a joint venture (other than a Subsidiary) except to the extent of the amount of dividends or other distributions actually paid to such person during such period,

      (d) after-tax gains and losses realized upon the sale or other disposition of any property that is sold or otherwise disposed of other than in the ordinary course of business, and

      (e)   extraordinary gains, losses or charges.

      "CONSTITUENT DOCUMENTS" means, with respect to any person, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation (or the equivalent organizational documents) of such person, (b) the by-laws or operating agreement (or the equivalent governing documents) of such person and (c) any document setting forth the manner of election or duties of the directors or managing members of such person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such person's Equity Interests.

      "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

      "CONVERSION DATE" shall mean the date each Lender converts all or any of its portion of the outstanding principal amount of the Loans as an offset of the "Purchase Price" (as defined in the Securities Purchase Agreement) upon the consummation of the sale and purchase of the Series B Preferred Stock in accordance with the Securities Purchase Agreement.

      "CURRENT ASSETS" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

      "CURRENT LIABILITIES" of any Person means all Indebtedness of such Person that by its terms is payable on demand or matures within one year after the date of determination (excluding any Indebtedness renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date).

      "DEBT FOR BORROWED MONEY" of any Person means, at any date of determination, the sum of, without duplication, (a) all items that, in accordance with GAAP, would be classified as indebtedness on a consolidated balance sheet of such Person at such date and (b) Indebtedness of the types described in clauses (h) and (i) (excluding undrawn amounts in respect thereof) of the definition of "Indebtedness" hereunder to the extent functioning as indebtedness for borrowed money.

      "DEFAULT" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

      "DISQUALIFIED STOCK" shall mean any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the date which is the first anniversary of the Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) Indebtedness or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the date which is the first anniversary of the Maturity Date.

      "DOLLARS" or "$" shall mean lawful money of the United States of America.

      "DOMESTIC SUBSIDIARIES" shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

      "ENVIRONMENTAL LAWS" shall mean all applicable Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements having the force and effect of law in each case, relating to protection of the environment or natural resources, or to protection of human health and safety as it relates to Hazardous Materials exposure, the presence or Release of Hazardous Materials in the environment, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

      "ENVIRONMENTAL LIABILITY" shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "EQUITY INTERESTS" shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

      "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that, together with such Person, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

      "ERISA EVENT" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan

(other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower, any of its Subsidiaries or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower, any of its Subsidiaries or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (e) the receipt by the Borrower, any of its Subsidiaries or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to
Section 401(a)(29) of the Code or Section 307 of ERISA; (g) the receipt by the Borrower, any of its Subsidiaries or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower, any of its Subsidiaries or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" (within the meaning of Section 4975 of the Code) with respect to which the Borrower or any of the Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable; or (i) any other extraordinary event or condition with respect to a Plan or Multiemployer Plan (other than liabilities arising under clauses (a) through (h) above and any liabilities for routine plan contributions and claims for benefits) that could result in liability of the Borrower or any Subsidiary.

      "EURODOLLAR", when used in reference to any Loan, refers to whether such Loan is bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

      "EVENT OF DEFAULT" shall have the meaning assigned to such term in Article VII.

      "EXCESS CASH FLOW" shall mean, for any period,

      (a)   the sum of:

            (i) Consolidated Net Income (or loss) of the Borrower and its Subsidiaries for such period plus

            (ii) the aggregate amount of all non cash charges deducted in arriving at such Consolidated Net Income (or loss) plus

            (iii) if there was a net increase in Consolidated Current Liabilities of the Borrower and its Subsidiaries during such period, the amount of such net increase plus

            (iv) if there was a net decrease in Consolidated Current Assets (excluding cash and Permitted Investments) of the Borrower and its Subsidiaries during such period, the amount of such net decrease less

      (b)   the sum of:

            (i) the aggregate amount of all non cash credits included in arriving at such Consolidated Net Income (or loss) plus

            (ii) if there was a net decrease in Consolidated Current Liabilities of the Borrower and its Subsidiaries during such period, the amount of such net decrease plus

            (iii) if there was a net increase in Consolidated Current Assets (excluding cash and Permitted Investments) of the Borrower and its Subsidiaries during such period, the amount of such net increase plus

            (iv) the aggregate amount of Capital Expenditures of the Borrower and its Subsidiaries paid in cash during such period solely to the extent permitted by this Agreement plus

            (v) the aggregate amount of all regularly required and other mandatory principal payments of Funded Debt made during such period (other than pursuant to Section 2.06) plus

            (vi) the aggregate principal amount of all optional prepayments of Funded Debt (other than Funded Debt that is revolving in nature unless accompanied by a permanent commitment reduction in a corresponding amount) made during such period pursuant to Section 2.06(a) plus

            (vii) the aggregate principal amount of all mandatory prepayments of Funded Debt made during such period pursuant to Section 2.13 in respect of Net Cash Proceeds to the extent that such Net Cash Proceeds were taken into account in calculating such Consolidated Net Income (or loss) for such period.

      "EXCLUDED TAXES" shall mean, with respect to any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.20(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20(a).

      "EXISTING DEBT" shall mean all Indebtedness listed on Schedule 1.01.

      "EXISTING CREDIT AGREEMENT" shall mean the Revolving Credit, Term Loan and Security Agreement, dated as of June 12, 2006, among the Borrower, Geophysical

Development Corporation, Quantum Geophysical, Inc., Trace Energy Services Ltd., Trace Energy Services, Inc., the financial institutions which are a party thereto and PNC.

      "EXISTING CREDIT DOCUMENTS" shall mean the "Other Documents", as such term is defined in the Existing Credit Agreement.

      "EXISTING SENIOR DEBT" means the "Obligations" (as defined in the Existing Credit Agreement) of the Borrower or any other obligations payable by the Borrower under or in respect of the Existing Credit Agreement.

      "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, a fluctuating rate of interest per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Required Lenders from three Federal funds brokers of recognized standing selected by it.

      "FEES" shall have the meaning assigned to such term in Section 2.05.

      "FINANCIAL OFFICER" of any person shall mean the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such person.

      "FISCAL YEAR" shall mean the fiscal year of the Borrower and its Subsidiaries ending on December 31 of each calendar year.

      "FIXED CHARGE COVERAGE RATIO" shall mean the ratio of (a) Consolidated EBITDA minus the sum of (i) all unfinanced Capital Expenditures made during such period and (ii) all cash taxes paid during such period to (b) the sum of all Senior Debt Payments during such period.

      "FOREIGN LENDER" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "FOREIGN SUBSIDIARY" shall mean any Subsidiary that is not a Domestic Subsidiary.

      "FUNDED DEBT" of any Person means Indebtedness in respect of the Loans, in the case of the Borrower, and all other Indebtedness of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date.

      "GAAP" shall mean United States generally accepted accounting principles.

      "GOVERNMENTAL AUTHORITY" shall mean the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "GRANTING LENDER" shall have the meaning assigned to such term in Section 9.04(h).

      "GUARANTEE" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease (including pursuant to Synthetic Lease Obligations, if applicable) property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing person in good faith.

      "HAZARDOUS MATERIALS" shall mean any petroleum (including crude oil or fraction thereof) or petroleum products or byproducts, or any pollutant or contaminant, or any forces, noise, form of energy, substance, material or waste characterized, defined, or regulated as hazardous, toxic, explosive, radioactive, dangerous or words of similar meaning and effect by, or pursuant to, any Environmental Law, or which require removal, remediation or reporting under any Environmental Law, including asbestos, or asbestos containing material, radioactive material, polychlorinated biphenyls.

      "HEDGING AGREEMENT" shall mean any agreement with respect to any swap, forward, future, cap, collar, floor or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, fuel or other commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, however, that no phantom stock or similar plan providing for payments and on account of services provided by current or former directors, officers, members of management, employees or consultants of the Borrower or any Subsidiary shall be a Hedging Agreement.

      "INDEBTEDNESS" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations and Synthetic Lease Obligations of such person, (i) all obligations of such person as an account party in respect of letters of credit or letters of guaranty and (j) all obligations of such person in respect of bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any other person (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person's ownership interest in, or other relationship with, such other person, except to the extent the terms of such Indebtedness provide that such person is not liable therefor.

      "INDEMNIFIED TAXES" shall mean Taxes other than Excluded Taxes and Other Taxes.

      "INDEMNITEE" shall have the meaning assigned to such term in Section 9.05(b).

      "INTEREST PAYMENT DATE" shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to such Loan and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Loan.

      "INTEREST PERIOD" shall mean, for each Eurodollar Loan comprising part of the same borrowing, the period commencing on the date of such borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months or 9 or 12 months, if agreed to or available to all of the participating Lenders, as the Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and provided, further, that whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the numbers of months equal to the number of months in such Interest Period shall end on the last Business Day of such succeeding calendar month. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

      "INVESTMENTS" shall have the meaning assigned to such term in Section
6.04.

      "IRS" shall have the meaning assigned to such term in Section 2.20(e).

      "LENDERS" shall mean (a) the persons listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any person that has become a party hereto pursuant to an Assignment and Acceptance.

      "LEVERAGE RATIO" means, at any date of determination, the ratio of (a) Debt for Borrowed Money as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period, in each case as determined for the Borrower and its Subsidiaries on a Consolidated basis.

      "LIBO RATE" shall mean for any Interest Period with respect to any Eurodollar Loan:

      (a) the rate per annum equal to the rate determined by the Required Lenders to be the offered rate that appears on the page of the LIBOR 01 screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in U.S. dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

      (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Required Lenders to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

      (c) if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Required Lenders equal to the average (rounded upward to the next 1/100th of 1%) of the respective rates notified to the Required Lenders by major financial institutions reasonably acceptable to the Required Lenders, as the rate of interest at which deposits in dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by the Lenders and with a term equivalent to such Interest Period would be offered by such banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

      "LIEN" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

      "LOAN DOCUMENTS" shall mean this Agreement, the promissory notes, if any, executed and delivered pursuant to Section 2.04(d) and each document executed by a Loan Party and delivered to the Lender in connection with or pursuant to any of the foregoing or the Obligations, together with any modification of any term of any of the foregoing.

      "LOAN PARTIES" shall mean the Borrower and such other person that is or becomes a party to this Agreement.

      "LOANS" shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01, together with any PIK Interest Amounts which have been added thereto.

      "MARGIN STOCK" shall have the meaning assigned to such term in Regulation
U.

      "MATERIAL ADVERSE EFFECT" shall mean (a) a material adverse effect on the business, assets, liabilities, operations, prospects or condition (financial or otherwise) or operating results of the Borrower and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of any Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or
(c) a material impairment of any rights of or benefits available to the Lenders under any Loan Document.

      "MATERIAL INDEBTEDNESS" shall mean Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $1,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower, or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

      "MATURITY DATE" shall mean September 8, 2007.

      "MAXIMUM RATE" shall have the meaning assigned to such term in Section
9.09.

      "MOODY'S" shall mean Moody's Investors Service, Inc., or any successor thereto.

      "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "NET CASH PROCEEDS" shall mean (a) with respect to any Asset Sale, the proceeds thereof in the form of cash and Permitted Investments (including any such proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) expenses (including reasonable and customary broker's fees or commissions, investment banking fees, consultant fees, legal fees, survey costs, title insurance premiums, and related search and recording charges, transfer, recording and similar taxes incurred by the Borrower and the Subsidiaries in connection therewith and the Borrower's good faith estimate of income taxes paid or payable in connection with such sale) incurred in connection with such Asset Sale, (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided, that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is repaid (other than any such Indebtedness assumed or repaid by the purchaser); (b) with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event; and (c) with respect to any incurrence of Indebtedness or issuance of any Equity Interests, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred by the Borrower and the Subsidiaries in connection therewith.

      "NET WORTH" shall mean, at a particular date, (a) the aggregate amount of all assets of the Borrower and its consolidated Subsidiaries as may be properly classified as such in accordance with GAAP consistently applied, less (b) the aggregate amount of all liabilities of the Borrower and its consolidated Subsidiaries.

      "OBLIGATIONS" shall mean (a) obligations of the Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and the other Loan Parties under this Agreement and the other Loan Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents.

      "OTHER TAXES" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

      "PARTICIPANT REGISTER" shall have the meaning described to such term in
Section 9.04(f).

      "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

      "PERMITTED ACQUISITION" shall mean any acquisition by the Borrower or any Subsidiary of all or substantially all the assets of, or all the Equity Interests in, a Person or division or line of business of a Person if, immediately after giving effect thereto, (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) each Subsidiary formed for purposes of or resulting from such acquisition shall be a Domestic Subsidiary, (c) all of the Equity Interests of each Subsidiary formed for the purpose of or resulting from such acquisition shall be owned directly by the Borrower or a Subsidiary, (d) the Borrower and the Subsidiaries are in compliance, on a Pro Forma Basis after giving effect to such acquisition with the covenants contained in Sections 6.14 and 6.15 recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such acquisition had occurred on the first day of each relevant period for testing such compliance and (e) the Borrower has delivered to each Lender a certificate of a Responsible Officer to the effect set forth in clauses (a), (b), (c) and (d) above, together with all relevant financial information for the Person or assets to be acquired and reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (d) above.

      "PERMITTED INVESTMENTS" shall mean:

      (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

      (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

      (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

      (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

      (e) investments in "money market funds" within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through
(d) above;

      (f) investments in so-called "auction rate" securities rated AAA or higher by S&P or Aaa or higher by Moody's and which have a reset date not more than 90 days from the date of acquisition thereof; and

      (g) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

      "PERMITTED REFINANCING" shall mean Indebtedness of the Borrower or any Subsidiary issued or incurred (including by means of the extension or renewal of existing Indebtedness) to refinance, refund, extend, renew or replace existing Indebtedness ("REFINANCED INDEBTEDNESS"); provided, that (a) the principal amount (or, if incurred with original issue discount, the aggregate accreted value) of such refinancing, refunding, extending, renewing or replacing Indebtedness (the "NEW INDEBTEDNESS") is not greater than the principal amount of such Refinanced Indebtedness, (b) if such Refinanced Indebtedness is the Indebtedness arising under the Existing Credit Agreement or other Indebtedness that is Material Indebtedness (or a Permitted Refinancing thereof), such New Indebtedness has a final maturity that is no sooner than the final maturity of, a weighted average life to maturity that is not earlier than the remaining weighted average life of, such Refinanced Indebtedness and an interest rate that is not higher than the interest rate applicable to such Refinanced Indebtedness,
(c) if such Refinanced Indebtedness or any Guarantees thereof are subordinated to the Obligations, such New Indebtedness and any Guarantees thereof remain so subordinated on terms no less favorable to the Lenders, (d) the obligors in respect of such Refinanced Indebtedness immediately prior to such refinancing, refunding, extending, renewing or replacing are the only obligors on such New Indebtedness, and (e) if such Refinanced Indebtedness is the Indebtedness arising under the Existing Credit Agreement or other Indebtedness that is Material Indebtedness or (a Permitted Refinancing thereof), such New Indebtedness contains mandatory redemption (or similar provisions), covenants and events of default which, taken as a whole, are no less favorable to the Borrower or the applicable Subsidiary and the Lenders than the mandatory redemption (or similar provisions), covenants and events of default or Guarantees, if any, in respect of such Refinanced Indebtedness; provided, further, however, that Permitted Refinancing shall not include (i) Indebtedness of a Subsidiary that refinances Indebtedness of the Borrower or (ii) Indebtedness of the Borrower that refinances, refunds or replaces any other Indebtedness of a Subsidiary.

      "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

      "PIK INTEREST AMOUNT" shall mean the amount of interest accrued on a Loan that, in accordance with Section 2.06(c), increases the principal amount of such Loan.

      "PLAN" shall mean any employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower, any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "PNC" shall mean PNC Bank, National Association, as agent to the Existing Credit Agreement.

      "PRO FORMA BASIS" and "PRO FORMA COMPLIANCE" mean, with respect to compliance with any test or covenant hereunder in respect of any Specified Transactions, the following adjustments in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction,
(i) in the case of an Asset Sale of all or substantially all of the Equity Interests in any Subsidiary or of any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or investment described in the definition of "Specified Transaction", shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Borrower or any of its Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided, that, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of "Consolidated EBITDA" and may take into account reasonably identifiable and factually supportable cost savings for which the necessary steps have been implemented or are reasonably expected to be implemented within 18 months after the closing of the relevant Specified Transaction.

      "RBC" shall mean Royal Bank of Canada, as administrative agent to the Senior Credit Agreement.

      "REGISTER" shall have the meaning assigned to such term in Section
2.04(e).

      "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "RELATED DOCUMENTS" means the Existing Credit Agreement, the Existing Credit Documents, the Senior Credit Agreement, the Senior Credit Documents, the Stock Purchase Agreement and each other document and instrument executed with respect thereof.

      "RELATED FUND" shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

      "RELATED PARTIES" shall mean, with respect to any specified person, such person's Affiliates and the respective directors, officers, employees, agents and advisors of such person and such person's Affiliates.

      "RELEASE" shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

      "REQUIRED LENDERS" shall mean, at any time, Lenders having Loans and Commitments representing more than 50% of the sum of all Loans outstanding and Commitments at such time.

      "RESPONSIBLE OFFICER" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

      "RESTRICTED PAYMENT" shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.

      "S&P" shall mean Standard & Poor's Ratings Group, Inc. or any successor thereto.

      "SECURITIES PURCHASE AGREEMENT" shall mean that certain Securities Purchase Agreement, dated as of September 8, 2006, among the Borrower and the purchasers party thereto.

      "SENIOR CREDIT AGREEMENT" shall mean that certain Credit Agreement, dated as of September 8, 2006, among Geokinetics Holdings, Inc., the Borrower and the Subsidiaries of the Borrower party thereto as guarantors, RBC and the lenders party thereto.

      "SENIOR CREDIT DOCUMENTS" shall mean the "Loan Documents," as such term is defined in the Senior Credit Agreement.


      "SENIOR DEBT" means the "Obligations" (as defined in the Senior Credit Agreement) or any other obligations payable under or in respect of the Senior Credit Agreement and shall also include any amount payable by the Borrower under its guaranty of any such Senior Debt (the "SENIOR DEBT GUARANTY" and all obligations pursuant to the Senior Debt Guaranty, "SENIOR DEBT GUARANTY OBLIGATIONS").

      "SENIOR DEBT PAYMENTS" shall mean and include all cash actually expended by the Borrower and its Subsidiaries to make (a) interest payments on Indebtedness, plus (b) scheduled principal payments of Indebtedness required to be paid, plus (c) payments for all fees, commissions and charges set forth herein and with respect to any Indebtedness, plus (d) capitalized lease payments; provided that for the first four fiscal quarters ending after the Closing Date, interest expense shall be determined on an annualized basis.

      "SENIOR LENDERS" shall mean (i) the several banks and other lenders from time to time party to the Senior Credit Agreement and (ii) the several banks and other lenders from time to time party to the Existing Credit Agreement.

      "SERIES B PREFERRED STOCK" means the Series B senior convertible preferred stock, par value $10.00 per share, of the Borrower.

      "SOLVENT" means, with respect to any person, (a) the consolidated fair value of the assets of such person and its Subsidiaries, at a fair valuation, will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise; (b) the consolidated present fair saleable value of the property of such person and its Subsidiaries will be greater than the amount that will be required to pay the probable liability of their consolidated debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such person and its Subsidiaries will be able to pay their consolidated debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) such person and its Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged.

      "SPC" shall have the meaning assigned to such term in Section 9.04(i).

      "SPECIFIED TRANSACTION" means, with respect to any period, any Investment, Asset Sale, incurrence or repayment of Indebtedness or Restricted Payment that by the terms of this Agreement requires "Pro Forma Compliance" with a test or covenant hereunder or requires such test or covenant to be calculated on a "Pro Forma Basis".

      "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

      "STOCK PURCHASE AGREEMENT" shall mean that certain Stock Purchase Agreement, dated as of September 8, 2006, among the Borrower, Elliott Associates, L.P. and Elliott International, L.P. in form and substance satisfactory to the Lenders.

      "SUBSIDIARY" shall mean, with respect to any person (herein referred to as the "BORROWER"), any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held by the Borrower, one or more subsidiaries of the Borrower or a combination thereof.

      "SYNTHETIC LEASE OBLIGATIONS" shall mean all monetary obligations of a person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of any property (whether real, personal or mixed) creating obligations which do not appear on the balance sheet of such person, but which, upon the insolvency or bankruptcy of such person, would be characterized as Indebtedness of such person (without regard to accounting treatment).

      "TAXES" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings imposed by any Governmental Authority.

      "TEST PERIOD" shall mean, at any time, the four consecutive fiscal quarters of the Borrower most recently ended (in each case taken as one accounting period) for which financial statements have been or are required to be delivered pursuant to Section 5.04(a) or (b).

      "TRANSACTIONS" shall mean, collectively, (a) the execution, delivery and performance by the parties thereto of the Stock Purchase Agreement and the consummation of the transactions contemplated thereby, including the Acquisition and the repayment of the Existing Debt and the term loan facility under the Existing Credit Agreement, (b) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the execution, delivery and performance by the Loan Parties of the Senior Credit Agreement (and the "Loan Documents" as defined therein) and the making of the Loans hereunder and the borrowings thereunder and use of the proceeds thereof, and (c) the payment of related fees and expenses.

      "UNIFORM COMMERCIAL CODE" or "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

      "USA PATRIOT ACT" shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

      "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

      "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      SECTION 1.02. TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall"; and the words "asset" and "property" shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document or any other agreement, instrument or document shall mean such document as amended, restated, amended and restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Lenders that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP or the application thereof occurring after the date of this Agreement on the operation of such covenant (or if the Required Lenders notify the Borrower that the Required Lenders wish to amend
Article VI or any related definition for such purpose), then the Borrower and the Required Lenders shall negotiate in good faith to amend such covenant and related definitions (subject to the approval of the Required Lenders) to preserve the original intent thereof in light of such changes in GAAP; provided, that the Borrower's compliance with such covenant shall be determined on the basis of GAAP as applied and in effect immediately before the relevant change in GAAP or the application thereof became effective, until such covenant is amended.

      SECTION 1.03. CLASSIFICATION OF LOANS. For purposes of this Agreement, Loans may be classified and referred to by type (e.g., a "EURODOLLAR LOAN").

      SECTION 1.04. ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

      SECTION 1.05. REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to organization documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, amendments and restatements, restatements, supplements and other modifications thereto, but only to the extent that such amendments, amendments and restatements, restatements, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any law, statute, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

      SECTION 1.06. TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

      SECTION 1.07. TIMING OF PAYMENT OR PERFORMANCE. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, that with respect to any payment of interest on or principal of Eurodollar Rate Loans, if such extension would cause any such payment to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

                                   ARTICLE II

                                   THE CREDITS

      SECTION 2.01. COMMITMENTS. Subject to the terms and conditions herein set forth, each Lender agrees, severally and not jointly, to make a Loan to the Borrower on the Closing Date in a principal amount not to exceed its Commitment. Amounts paid or prepaid in respect of Loans may not be reborrowed.

      SECTION 2.02. LOANS. (a) Each Loan shall be made as part of a borrowing consisting of Loans made by the Lenders ratably in accordance with their Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).

      (b) Subject to Sections 2.08 and 2.15, each borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. The Borrower may make only one borrowing under the Commitment which shall be on the Closing Date.

      (c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account designated by the Borrower in the applicable Borrowing Request as the Borrower may designate not later than 1:00 p.m., New York City time.

      (d) Subject to and in accordance with the terms and conditions contained in the Securities Purchase Agreement, the Lenders shall have the right to convert the Loan into Series B Preferred Stock.

      SECTION 2.03. BORROWING PROCEDURE. In order to request a Loan, the Borrower shall notify the Lenders of such request by telephone (a) in the case of a Eurodollar Loan, not later than 11:00 a.m., New York City time, three Business Days before a proposed Loan, and (b) in the case of an ABR Loan not later than 11:00 a.m., New York City time, one Business Day before a proposed borrowing. Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery or fax to the Lenders of a written Borrowing Request and shall specify the following information: (i) whether such borrowing is to be a Eurodollar Loan or an ABR loan, (ii) the date of such borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such borrowing; and (v) if such borrowing is to be a Eurodollar Loan, the Interest Period with respect thereto; provided, however, that notwithstanding any contrary specification in any Borrowing Request, each requested borrowing shall comply with the requirements set forth in Section 2.02. If no Interest Period with respect to any Eurodollar Loan is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

      SECTION 2.04. EVIDENCE OF DEBT; REPAYMENT OF LOANS. (a) The Borrower hereby unconditionally promises to pay to each Lender the principal amount of each Loan of such Lender on the Maturity Date.

      (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

      (c) The entries made in the account maintained pursuant to paragraph (b) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with the terms of this Agreement.

      (d) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its permitted registered assigns in form and substance reasonably acceptable to the Lenders. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

      (e)   Loan Register.

            (i) This Agreement is a registered agreement, and any Note issued hereunder shall be a registered instrument. A manually signed copy of this Agreement and any promissory note issued hereunder to a Lender shall be evidence of such Lender's rights hereunder and thereunder and shall not be a bearer instrument. Avista Capital Partners, L.P., acting as agent for the Borrower for the purpose of this Section 2.04(e) (the "REGISTRATION AGENT") will establish and maintain at its office a record of ownership (the "REGISTER") in which the Registration Agent hereby covenants and agrees to register by book entry each Lender's interest in the Loans, this Agreement and any promissory note issued to such Lender, and in the right to receive any payments hereunder or thereunder and any transfer of any such interest or rights.

            (ii) (b) No transfer by a Lender of any interest in the Loans, this Agreement or any promissory note or in the rights to receive any payments hereunder or thereunder shall be effective unless a book entry of such transfer is made upon the Register and such transfer is effected in compliance with the terms of this Agreement. The Borrower agrees that the Registration Agent may provide any transferee of such interest with a counterpart or true copy of this Agreement. No such transfer shall be effective until, and such transferee shall succeed to the rights of the transferor Lender only upon, final acceptance and entry into the Register of the transfer pursuant hereto.

            (iii) (c) Prior to the entry into the Register of any transfer by the transferring Lender, the Borrower and each other Person shall deem and treat each Person reflected in the Register as owner of a portion of the Loan, this Agreement or any Note, or the right to receive any payments hereunder or thereunder, as the owner thereof for all purposes. The Borrower agrees that the Register referred to in this Section 2.04(e) shall be conclusive and binding on the Borrower absent manifest error. The Borrower irrevocably instructs the Registration Agent to enter into the Register any such transfer if all of the requirements set forth in this Agreement for an effective transfer by the Lender of any interest in the Loans shall then have been satisfied. The Registration Agent shall, upon the request of the Borrower, provide the Borrower with a confirmation notice upon the making of any such entry. Any such entry by the Registration Agent shall be effective for the purposes of determining the effectiveness of any transfer notwithstanding any revocation of the agency granted and appointed herein.

      SECTION 2.05. FEES. (a) The Borrower agrees to pay the fees set forth below at the times and in the amounts specified therein (the "FEES").

            (i) the Fees payable to Avista Capital Partners, L.P. ("AVISTA"), for its own account, in the amounts and at the times separately agreed upon between the Borrower and Avista; and

            (ii) on the Closing Date, a funding fee of $825,000 to the Lenders ratably in accordance with their Commitments.

      (b) The Fees shall be paid, in immediately available funds, to the Lenders. Once paid, none of the Fees shall be refundable under any circumstances; provided, however, that in the event the Borrower shall repay in full the Loans on or before the three-month anniversary of the Lenders shall refund to the Borrower fifty percent (50%) of the funding fee received by it on the Closing Date.

      SECTION 2.06.     INTEREST ON LOANS. (a) Subject to the provisions of
Section 2.07, the ABR Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Base Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage.

      (b) Subject to the provisions of Section 2.07, the Eurodollar Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) from the Closing Date (or, in the case of any PIK Interest Amount that is added to the Loans, from the date such PIK Interest Amount increases the principal amount of the Loans as contemplated by clause (c) below) until the date of repayment in full or the Conversion Date at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Loan plus the Applicable Percentage.

      (c) Interest on each Loan shall automatically be paid through an increase of the principal amount of the Loan on the Interest Payment Date applicable to such Loan. The Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Required Lenders, and such determination shall be conclusive absent manifest error.

      SECTION 2.07. DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default, then, until such defaulted amount shall have been paid in full, to the extent permitted by law, such overdue amount shall bear interest (including post-petition interest in any proceeding under any bankruptcy or insolvency laws), payable on demand, (a) in the case of principal of a Loan, at the rate otherwise applicable to such Loan pursuant to Section
2.06 plus the Applicable Percentage plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Base Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Loan plus Applicable Percentage plus 2.00% per annum.

      SECTION 2.08. ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan the Lenders shall have reasonably determined that dollar deposits in the principal amounts of the Loans comprising such Loan are not generally available in the London interbank market, or that the rates at which dollar deposits are being offered in the London interbank market will not adequately and fairly reflect the cost to any participating Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period, the Lenders shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower. In the event of any such determination, until the Lenders shall have advised the Borrower that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Loan pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Loan. Each determination by the Lenders under this Section 2.08 shall be conclusive absent manifest error.

      SECTION 2.09. REPAYMENT. The principal amount of the Loan shall be due and payable on the Maturity Date, together with accrued and unpaid interest, unless accelerated sooner pursuant to Article VII.

      SECTION 2.10. CONVERSION AND CONTINUATION OF BORROWINGS. The Borrower shall have the right at any time upon prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) to the Lenders (a) not later than 11:00 a.m., New York City time, one Business Day prior to conversion, to convert any Eurodollar Loan into an ABR Loan, (b) not later than 11:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Loan into a Eurodollar Loan or to continue any Eurodollar Loan as a Eurodollar Loan for an additional Interest Period, and (c) not later than 11:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Loan to another permissible Interest Period, subject in each case to the following:

            (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Loan;

            (ii) if less than all the outstanding principal amount of any Loan shall be converted or continued, then each resulting Loan shall satisfy the limitations specified in Section 2.02(b) regarding the maximum number of Borrowings of the relevant Type;

            (iii) each conversion shall be effected by each Lender by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

            (iv) if any Eurodollar Loan is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

            (v) any Loan maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Loan;

            (vi) any Eurodollar Loan that cannot be converted into or continued as a Eurodollar Loan by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Loan into an ABR Loan; and

            (vii) after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

      Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Loan or an ABR Loan, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Loan, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Loan, the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such borrowing), such borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a Eurodollar Loan with an Interest Period of one month's duration.

      SECTION 2.11. TERMINATION OF COMMITMENTS. The Commitments shall automatically terminate upon the making of the Loans on the Closing Date. Notwithstanding the foregoing, the Commitments shall automatically terminate at 5:00 p.m., New York City time, on September 8, 2006, if the funding of the Loans shall not have been made by such time.

      SECTION 2.12. OPTIONAL PREPAYMENT. (a) The Borrower shall have the right at any time and from time to time to prepay any Loan, in whole or in part, upon at least five Business Days' prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Lenders before 11:00 a.m., New York City time; provided, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000.

      (b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount stated therein on the date stated therein; provided, that any such notice delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other financing arrangements, in which case, such notice may be revoked by the Borrower (by notice to the Lenders on or prior to the specified effective date) if such condition is not satisfied.. All prepayments under this
Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

      SECTION 2.13. MANDATORY PREPAYMENTS. (a) The Borrower shall, on the 125th day following the end of each Fiscal Year, without duplication, prepay an aggregate principal amount of the Loans in an amount equal to 75% of Excess Cash Flow for such Fiscal Year. For purposes of determining Excess Cash Flow for the fiscal year ending December 31, 2006, Excess Cash Flow shall be determined on a pro-rated basis for the period commencing on the Closing Date through December 31, 2006, as determined by the Borrower in a manner reasonably satisfactory to the Lenders; provided that the Borrower shall not be required to make any portion of such prepayment to the extent such portion is required to be applied to prepay loans and/or cash collateralize obligations under the Existing Credit Agreement and the Senior Credit Agreement.

      (b) No later than the fifth Business Day following the receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds in respect of (i) any Asset Sale or (ii) a Casualty Event, the Borrower shall apply an amount equal to 100% of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries with respect thereto to prepay outstanding Loans in accordance with
Section 2.13(d).

      (c) In the event that the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from (i) the issuance or sale of Equity Interests (other than issuances of (A) the Series B Preferred Stock or (B) common Equity Interests of the Borrower upon conversion of the Series B Preferred Stock) or
(ii) the issuance or incurrence of Indebtedness, the Borrower shall, simultaneously with the receipt of such Net Cash Proceeds, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans in accordance with
Section 2.13(d).

      (d) All mandatory prepayments of outstanding Loans under this Agreement shall be allocated ratably among the Lenders. All prepayments under this Section
2.13 shall be subject to Section 2.19.

      (e) The Borrower shall deliver to the Lenders, at or prior to the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least five Business Days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Loans under this
Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

      SECTION 2.14.     RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.
(a)Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar

Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

      (b) If any Lender shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

      (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower, shall describe the applicable Change in Law, the resulting costs incurred or reduction suffered and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 Business Days after its receipt of the same.

      (d) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's right to demand such compensation; provided, that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request; provided, further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

      SECTION 2.15. CHANGE IN LEGALITY. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower:

            (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Loan (or to convert an ABR Loan to a Eurodollar Loan or to continue a Eurodollar Loan for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

            (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

      (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

      SECTION 2.16. INDEMNITY. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor,
(ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "BREAKAGE EVENT") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

      SECTION 2.17. PRO RATA TREATMENT. Except as required under Section 2.13, 2.14, 2.20 or 2.21, each Loan, each payment or prepayment of principal of any Loan, each payment of interest on the Loans, each reduction of the Commitments and each conversion of any Loan to or continuation of any Loan shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans).

      SECTION 2.18. SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

      SECTION 2.19. PAYMENTS. (a) The Borrower shall make each payment (including principal of or interest on any Loan or any Fees or other amounts) hereunder and under any other Loan Document not later than 11:00 a.m., New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment shall be made to the ratable account of the Lenders at the address for payment specified in the signature page hereto (or such other address as the Lenders may from time to time specify in accordance with Section 9.01). All payments hereunder and under the other Loan Documents shall be made in dollars.

      (b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Loan or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

      SECTION 2.20. TAXES. (a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if any Indemnified Taxes or Other Taxes are required to be withheld or deducted from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower or such Loan Party shall make such deductions or withholdings and (iii) the Borrower or such Loan Party shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

      (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

      (c) The Borrower shall indemnify each Lender within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Lender on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender shall be conclusive absent manifest error.

      (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Lenders the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lenders.

      (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower, on or prior to the date a payment is to be made to such Lender under this Agreement or promptly upon learning that any such documentation expired or became obsolete, at the reasonable request of the Borrower, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding; provided, that such Lender is legally entitled to complete, execute and deliver such documentation. Such completion, execution or delivery will not be required if, in such Lender's judgment, it would materially prejudice the legal position of such Lender. In addition, each Foreign Lender shall (a) furnish on or before the date it becomes a party to the Agreement either (i) two accurate and complete originally executed copies of U.S. Internal Revenue Service ("IRS") Form W-8BEN (or successor form) or (ii) two accurate and complete originally executed copies of IRS Form W-8ECI (or successor form), certifying, in either case, to such Foreign Lender's legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all interest payments hereunder, and (b) provide a new Form W-8BEN (or successor form) or Form W-8ECI (or successor form) upon the expiration or obsolescence of any previously delivered form to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any interest payment hereunder; provided, that any Foreign Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and is relying on the so-called "portfolio interest exemption" shall also furnish a "Non-Bank Certificate" in the form of Exhibit D together with a Form W-8BEN. Notwithstanding any other provision of this paragraph, a Foreign Lender shall not be required to deliver any form pursuant to this paragraph that such Foreign Lender is not legally able to deliver.

      (f) Any Lender that is a United States person, as defined in Section 7701(a)(30) of the Code, and is not an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c) shall deliver to the Borrower two accurate and complete original signed copies of IRS Form W-9, or any successor form that such person is entitled to provide at such time in order to comply with United States back-up withholding requirements.

      (g) Any Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Foreign Lender under any of the Loan Documents (for example, in the case of a grant of a participation by such Foreign Lender), shall deliver to the Borrower on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, (A) two duly signed completed copies of the forms or statements required to be provided by such Foreign Lender as set forth above in Section 2.20(e), to establish the portion of any such sums paid or payable with respect to which such Foreign Lender acts for its own account that is not subject to U.S. withholding tax, and
(B) two duly signed completed copies of IRS Form W-81MY (or any successor thereto), together with any information such Foreign Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Foreign Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

      (h) If a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided, that the Borrower, upon the request of such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender in the event such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other person.

      (i) Failure or delay on the part of any Lender to demand compensation for any Indemnified Taxes or Other Taxes shall not constitute a waiver of such Lender's right to demand such compensation; provided, that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a), (b) or
(c) above with respect to Indemnified Taxes or Other Taxes with respect to any period prior to the date that is 120 days prior to such request; provided, further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Indemnified Taxes or Other Taxes within such 120-day period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Indemnified Taxes or Other Taxes that shall have occurred or been imposed.

      SECTION 2.21. ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES; DUTY TO MITIGATION. (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, the Borrower may, upon notice to such Lender, require such Lender to transfer and assign (in accordance with and subject to the restrictions contained in Section 9.04, other than 10.04(b)(ii)(B)), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that such assignee (or the Borrower, in the case of amounts then due and payable by it) shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender plus all Fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.14 and 2.16); provided, further, that if prior to receipt of notice of any such transfer and assignment the circumstances or event that resulted in such Lender's claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under
Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder.

      (b)   If (i) any Lender shall request compensation under Section 2.14,
(ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      Each Loan Party represents and warrants (it being understood that for purposes of the representations and warranties made in the Loan Documents on the Closing Date, such representations and warranties shall be construed as though the Transactions have been consummated) to each of the Lenders that:

      SECTION 3.01. ORGANIZATION; POWERS. The Borrower and each of its Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (d) has the requisite power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is a party.

      SECTION 3.02. AUTHORIZATION. The Transactions to be entered into by each Loan Party are within such Loan Party's powers and have been duly authorized by all necessary action on the party of such Loan Party. The execution, delivery and performance of the Loan Documents, including borrowing of Loans and the use of the proceeds therefrom, (a) have been duly authorized by all requisite corporate or limited liability company and, if required, stockholder or member action and (b) will not (i) violate (A) any provision of any applicable law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws or operating agreement of any Loan Party, (B) any applicable order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which any of them or any of their property is bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary.

      SECTION 3.03. ENFORCEABILITY. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document when executed and delivered by each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws of general applicability relating to or limiting creditors' rights generally or by general equity principles.

      SECTION 3.04. GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is necessary or will be required in connection with the Loan

Documents, except for such as have been made or obtained and are in full force and effect.

      SECTION 3.05. FINANCIAL STATEMENTS. (a) The Borrower has heretofore furnished to each of the Lenders its consolidated balance sheets and related statements of income, stockholders' equity and cash flows (i) as of and for the fiscal year ended December 31, 2005, audited by and accompanied by the report of Fitts Roberts & Co., P.C., independent public accountants, and (ii) as of and for the fiscal quarters ended March 31, 2006 and June 30, 2006, and each fiscal month ended after June 30, 2006, and at least 30 days before the Closing Date, each certified by its chief financial officer. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of the Borrower and its consolidated subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise noted therein and, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.

      (b) The Borrower has heretofore delivered to each Lender an unaudited pro forma consolidated balance sheet and related pro forma statements of income, stockholders' equity and cash flows of the Borrower as of and for the fiscal year ended December 31, 2005, the fiscal quarter ended June 30, 2006 and the twelve month period ended June 30, 2006, prepared giving effect to the Transactions as if they had occurred, with respect to such balance sheet, on such date and, with respect to such other financial statements, on the first day of the four-fiscal quarter period ending on such date. Such pro forma financial statements have been prepared in good faith by the Borrower, based on the assumptions believed by the Borrower on the Closing Date to be reasonable, are based in all material respects on the information reasonably available to the Borrower as of the date of delivery thereof, reflect in all material respects the adjustments required to be made to give effect to the Transactions and present fairly in all material respects on a pro forma basis the estimated consolidated financial position of the Borrower and its consolidated Subsidiaries as of such date and for such period, assuming that the Transactions had actually occurred at such date or at the beginning of such period, as the case may be.

      SECTION 3.06. NO MATERIAL ADVERSE CHANGE. Since December 31, 2005, no event, change or condition has occurred that (individually or in the aggregate) has had, or could reasonably be expected to have, a Material Adverse Effect.

      SECTION 3.07. TITLE TO PROPERTIES; POSSESSION UNDER LEASES. (a) Each of the Borrower and the Subsidiaries has good and indefeasible title in fee simple to, or valid leasehold interests in, all its material properties and assets (including, without limitation, all of its intellectual property and licenses). Other than minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, all such material properties and assets are free and clear of Liens.

      (b) None of the Borrower or the Subsidiaries has knowledge of the continuance of any default under any material lease to which it is a party and, to each of their knowledge, all such leases are in full force and effect.

      (c) The Borrower has not received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting any material property or any sale or disposition thereof in lieu of condemnation.

      (d) Immediately following the consummation of the Transactions, none of the Borrower or any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any material property or any interest therein.

      SECTION 3.08. SUBSIDIARIES. The Borrower does not have any Subsidiaries other than the Subsidiaries of the Borrower. Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries of the Borrower and the percentage ownership interest of the Borrower therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens.

      SECTION 3.09. LITIGATION; COMPLIANCE WITH LAWS. (a) There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary or any business, property or rights of any such person (i) that purport to affect or pertain to any Loan Document or the Transactions or (ii) except as set forth on Schedule 3.09, as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

      (b) None of the Borrower or any of the Subsidiaries or any of their respective material properties is in violation of, nor will the continued operation of their material properties as currently operated violate, any applicable law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the properties, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority.

      SECTION 3.10. AGREEMENTS. Other than as could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any of the Subsidiaries is in default under any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are bound.

      SECTION 3.11. FEDERAL RESERVE REGULATIONS. (a) None of the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

      (b) No part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of Regulation U or Regulation X issued by the Board.

      SECTION 3.12. INVESTMENT COMPANY ACT. None of the Borrower or any Subsidiary is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

      SECTION 3.13. TAX RETURNS. Each of the Borrower and the Subsidiaries has filed or caused to be filed all Federal, state and other tax returns required to have been filed by it and has paid, caused to be paid, or made provisions for the payment of all taxes due and payable by it and all material assessments received by it, except such taxes and assessments that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books, in accordance with GAAP, adequate reserves.

      SECTION 3.14. NO MATERIAL MISSTATEMENTS. The information, reports, financial statements, exhibits, certificates and schedules (other than projections and other forward looking information) furnished by or on behalf of the Borrower to the Lenders in connection with the transactions contemplated hereby or the negotiation of any Loan Document or included therein or delivered pursuant thereto (taken as a whole) did not and do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that to the extent any such information, report, financial statement, exhibit, certificate or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that such information was prepared in good faith on the basis of reasonable assumptions in light of the conditions existing at the time of delivery of such projections, and represented, at the time of delivery thereof, a reasonable good faith estimate of future financial performance by the Borrower. SECTION 3.15. EMPLOYEE BENEFIT PLANS. Each of the Borrower and its ERISA Affiliates is in material compliance, with respect to each benefit plan or arrangement, with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto, exceed the fair market value of the assets of all such underfunded Plans.

      SECTION 3.16. ENVIRONMENTAL MATTERS. (a) Except as would not reasonably be expected to result, individually or in the aggregate, in the Borrower, any Subsidiary or the Acquired Business incurring material Environmental Liabilities:

            (i) the operations of the Borrower, any Subsidiary, and the Acquired Business have not failed to comply with Environmental Laws, including by obtaining, maintaining and complying with all permits, licenses or other approvals required under any Environmental Law;

            (ii) none of the Borrower, any Subsidiary, or the Acquired Business is a party to and no real property currently or, to the knowledge of the Borrower, previously owned, leased, operated or otherwise occupied by the Borrower, any Subsidiary or the Acquired Business is subject to or the subject of a contractual obligation or a pending or, to the knowledge of the Borrower, threatened claim, suit, proceeding, demand, investigation, order, notice of violation or notice of potential liability pursuant to any Environmental Law; and

            (iii) none of the Borrower, any Subsidiary, or the Acquired Business has caused or suffered to occur a release of Hazardous Materials.

      (b) None of the Borrower, any Subsidiary, or the Acquired Business knows of any facts, circumstances of conditions with respect to past or present operations of the Borrower, any Subsidiary, or the Acquired Business, including receipt of any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act or similar Environmental Laws, reasonably likely to result, individually or in the aggregate, in the Borrower, any Subsidiary or the Acquired Business incurring material Environmental Liabilities.

      SECTION 3.17.     LOCATION OF REAL PROPERTY AND LEASED PREMISES. (a)
Schedule 3.17(a) lists completely and correctly as of the Closing Date all real property owned by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries own in fee all the real property set forth on such schedule.

      (b) Schedule 3.17(b) lists completely and correctly as of the Closing Date all real property leased by the Borrower and the Subsidiaries and the addresses thereof. Except as otherwise provided on Schedule 3.17(b), the Borrower and the Subsidiaries have valid leasehold interests in all the real property set forth on such schedule.

      SECTION 3.18. LABOR MATTERS. As of the Closing Date, (a) there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened, (b) the hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, (c) all payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary and (d) the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

      SECTION 3.19. SOLVENCY. On the Closing Date after giving effect to the Transactions, the Loan Parties, taken as a whole, are Solvent.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

      The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions on the Closing Date:

      (a)   The Lenders shall have received a notice of such Loan as required by
Section 2.03.

      (b) The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

      (c) At the time of and immediately after the making of such Loans, no Default or Event of Default shall have occurred and be continuing.

      (d) The Lenders shall have received an opinion of Chamberlain, Hrdlicka, White & Martin, counsel for the Loan Parties, (A) dated the Closing Date, (B) addressed to the Lenders, and (C) in form and substance reasonably satisfactory to the Lenders.

      (e) The Lenders shall have received (i) a copy of the certificate or articles of incorporation or organization, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or organization of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and
(D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

      (f) The Lenders shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of this
Article IV.

      (g) The Lenders shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

      (h) The results of the Lenders legal, financial, tax and accounting due diligence relating to the Borrower, its Subsidiaries, the Acquired Business and the Transactions shall be satisfactory to the Lenders.

      (i) The Lenders shall, have received the results of searches of the Uniform Commercial Code, United States Patent and Trademark Office and United States Copyright Office, tax, judgment, bankruptcy and pending lawsuit filings (or equivalent filings) made with respect to the Borrower and its Subsidiaries, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Lenders that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated.

      (j) The Lenders shall have received evidence satisfactory to it that all insurance required to be maintained by Section 5.02 is in full force and effect.

      (k) The Acquisition shall be consummated substantially simultaneously with the initial funding of Loans on the Closing Date in accordance with and on the terms described in the Stock Purchase Agreement, and no provision or condition of the Stock Purchase Agreement shall have been waived, amended, supplemented or otherwise modified in a manner that is adverse in any material respect to the interests of the Lenders without the prior written consent of the Lenders. The Lenders shall have received copies of the Stock Purchase Agreement and all certificates, opinions and other documents delivered thereunder, certified by a Financial Officer as being complete and correct.

      (l) The Senior Credit Agreement shall have been executed and delivered by the parties thereto, the conditions thereunder shall be satisfied and the Borrower shall have received gross cash proceeds of not less than $100,000,000 from the borrowing of loans under the Senior Credit Agreement.

      (m) All amounts due or outstanding with respect of the Existing Debt and the term loan facility under the Existing Credit Agreement shall have been (or substantially simultaneously with the initial funding of the Loans on the Closing Date shall be) paid in full, all commitments (if any) in respect thereof terminated and all guarantees (if any) thereof and security (if any) therefore discharged and released. After giving effect to the Transactions, the Borrower and its Subsidiaries shall have outstanding no indebtedness or Disqualified Stock other than (i) Indebtedness under the Loan Documents, (ii) Indebtedness listed on Schedule 6.01 and (iii) the revolving credit facility under the Existing Credit Agreement.

      (n) The Lenders shall have been satisfied with the amendment to the Existing Credit Agreement permitting the transactions contemplated hereunder and a copy of such amendment shall be certified on behalf of the Borrower by a Responsible Officer.

      (o) The Lenders shall have received a certificate from the chief financial officer (or officer with reasonably equivalent responsibilities) of the Borrower certifying that the Borrower and its Subsidiaries, on a consolidated basis after giving effect to the Transactions, are Solvent as of the Closing Date.

      (p) The Lenders shall have received from the Loan Parties, to the extent requested, all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act.

      (q) The Lenders shall have received audited consolidated balance sheets and related statements of income, stockholders' equity and cash flows (i) as of and for the fiscal year ended December 31, 2005 and (ii) unaudited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the Borrower as of and for the fiscal quarters ended after March 31, 2006 and June 30, 2006, and each fiscal month ended after June 30, 2006 and at least 30 days prior to the Closing Date, all certified by one of the Borrower's Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject, in the case of unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes.

      (r) The Lenders shall have received an unaudited pro forma consolidated balance sheet and related pro forma consolidated statement of income, stockholders' equity and cash flows of the Borrower as of and for the fiscal year ended December 31, 2005, the fiscal quarter ended June 30, 2006 and the twelve month period ended June 30, 2006, prepared after giving effect to the Transactions as if the Transactions had occurred, with respect to such balance sheet, as of such date and, with respect to such other financial statements, at the beginning of such period.

      (s) All material governmental and third party approvals necessary in connection with the Transactions shall have been obtained and be in full force and effect.

      (t) There shall not be any pending or threatened litigation or other proceedings (private or governmental) with respect to any of the Transactions.

      (u) The board of directors of the Borrower shall include at least one member designated by Avista Capital Partners, L.P.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

      Each Loan Party covenants and agrees with each Lender that until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, each Loan Party will, and will cause each of its Subsidiaries to:

      SECTION 5.01. EXISTENCE; COMPLIANCE WITH LAWS AND CONTRACTUAL OBLIGATIONS; BUSINESSES AND PROPERTIES. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence under the laws of its jurisdiction of organization, except as otherwise expressly permitted under Section 6.05.

      (b)   (i)     Do or cause to be done all things necessary to obtain,
preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names necessary or desirable to the conduct of its business, (ii) maintain and operate such business in substantially the manner in which it is presently conducted and operated, (iii) comply with (A) applicable laws, rules, regulations and decrees and orders of any Governmental Authority (including

Environmental Laws and ERISA), whether now in effect or hereafter enacted and
(B) the obligations, covenants and conditions contained in any material indenture, agreement or other agreement and (iv) maintain and preserve all property necessary or desirable to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all repairs, renewals, additions, improvements and replacements thereto necessary or desirable to the conduct of its business.

      SECTION 5.02. INSURANCE. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations.

      (b) Deliver original or certified copies of all such policies to the Lenders promptly upon request therefor; deliver to the Lenders, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Lenders) together with evidence reasonably satisfactory to the Lenders of payment of the premium therefor.

      SECTION 5.03. TAXES. (a) Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge or levy so long as the validity or amount thereof is (a) being contested in good faith, (b) by appropriate proceedings diligently conducted and (c) with respect to which adequate reserves in accordance with GAAP have been established.

      (b) Use its best efforts to comply with all information reporting requirements of the Code and the regulations promulgated thereunder with respect to the issuance of the Indebtedness hereunder and all payments of principal and interest thereon, including the issuance of a Form 1099-OID to each Lender hereunder in accordance with applicable law.

      SECTION 5.04. FINANCIAL STATEMENTS, REPORTS, ETC. In the case of the Borrower, furnish to each Lender:

      (a) within 90 days after the end of each Fiscal Year, its consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such Fiscal Year and the results of its operations and the operations of such persons during such year, together with comparative figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, all audited by Fitts Roberts & Co., P.C. or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

      (b) within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year, its consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such persons during such fiscal quarter and the then elapsed portion of the Fiscal Year, and comparative figures for the same periods in the immediately preceding Fiscal Year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

      (c) within 30 days after the end of each fiscal month in each Fiscal Year, its consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal month and the results of its operations and the operations of such persons during such fiscal month and the then elapsed portion of the Fiscal Year, and comparative figures for the same periods in the preceding Fiscal Year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operation of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

      (d) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of the Borrower
(i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Lenders demonstrating compliance with the covenants contained in Section
6.14 and 6.15; and concurrently with any delivery of financial statements under paragraph (a) above, a certificate of the accounting firm certifying that such accounting firm did not become aware of any Event of Default or Default having occurred or, if such accounting firm shall have become aware than and Event of Default or Default has occurred, specifying the nature thereof;

      (e) within 30 days after the commencement of each Fiscal Year of the Borrower, a detailed consolidated budget for such Fiscal Year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such Fiscal Year and setting forth the material assumptions used for purposes of preparing such budget) and, promptly when available, any material revisions of such budget;

      (f) promptly after the same become publicly available, copies of all periodic filings and other reports, proxy statements and other materials filed by the Borrower with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders or other creditors;

      (g) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act;

      (h) promptly after the receipt thereof by the Borrower or any of its Subsidiaries, a copy of any "management letter" received by any such person from its certified public accountants and management's response thereto;

      (i) concurrently with the delivery of the certificate delivered pursuant to clause (a) above with respect to the end of a Fiscal Year, a certificate of a Financial Officer of the Borrower setting forth the amount of Capital Expenditures during the relevant Fiscal Year and the base amount for the next succeeding Fiscal Year; and

      (j) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Lender may reasonably request.

      SECTION 5.05. LITIGATION AND OTHER NOTICES. Promptly upon any Responsible Officer of the Borrower or any Subsidiary becoming aware thereof, furnish to each Lender written notice of the following:

      (a)   (i)     the occurrence of any Event of Default or Default,
specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto and (ii) the occurrence of any "Default" or "Event of Default" under the Existing Credit Agreement and the Senior Credit Agreement;

      (b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $500,000;

      (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, has resulted in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $500,000;

      (d) the receipt by the Borrower, any Subsidiary or the Acquired Business of written notice of violation of or potential liability under or pursuant to Environmental Laws that is reasonably expected to result in the Borrower, any Subsidiary or the Acquired Business incurring fines or penalties pursuant to Environmental Laws in amounts equal to $100,000 or other Environmental Liabilities in an aggregate amount exceeding $500,000; and

      (e) the occurrence of any other event that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

      SECTION 5.06. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS; MAINTENANCE OF RATINGS. (a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP are made. Permit any representatives designated by any Lender to visit and inspect the financial records and the properties of the Borrower or the Subsidiaries upon reasonable times and as often as reasonably requested, and to make extracts from and copies of such financial records and permit any representatives designated by any Lender to discuss the affairs, finances and condition of such person with the officers thereof and independent accountants therefor.

      SECTION 5.07. USE OF PROCEEDS. The proceeds of the Loans, together with the loans under the Senior Credit Agreement, shall be used solely to pay the cash purchase price of the Acquisition, to repay the Existing Debt and the term loan facility under the Existing Credit Agreement and to pay related fees and expenses.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

      Each Loan Party covenants and agrees that, until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, each Loan Party will not, nor will it cause or permit any of its Subsidiaries to:

      SECTION 6.01. INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness, except:

      (a)   Indebtedness existing on the Closing Date and set forth in Schedule
6.01 and any Permitted Refinancing thereof;

      (b)   Indebtedness created hereunder and under the other Loan Documents;

      (c) Indebtedness in respect of loans made under the Senior Credit Agreement in an aggregate principal amount not to exceed $100,000,000 and any refinancing, substitution, extension, replacement or restructuring of the foregoing that is not prohibited by hereunder;

      (d) intercompany Indebtedness of the Borrower and its Subsidiaries to extent permitted by Section 6.04;

      (e) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any asset, and any Permitted Refinancing thereof; provided, that (i) such Indebtedness (other than Permitted Refinancing) is incurred in one or more separate transactions prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(e), when combined with the aggregate principal amount of all Capital Lease Obligations incurred pursuant to Section 6.01(f), shall not exceed $2,500,000 at any time outstanding; provided further that, the aggregate amount of such Indebtedness, together with all Indebtedness incurred under Sections 6.01(f) and (h) shall not exceed $12,000,000;

      (f) Capital Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Sections 6.01(e), not in excess of $2,500,000 at any time outstanding; provided further that, the aggregate amount of such Indebtedness, together with all Indebtedness incurred under Sections 6.01(e) and (h) shall not exceed $12,000,000;

      (g) Indebtedness of (i) any Person acquired after the Closing Date pursuant to a Permitted Acquisition or (ii) the Borrower and its Subsidiaries assumed in connection with any Permitted Acquisition (so long as such Indebtedness is not incurred in contemplation of such Permitted Acquisition) and any Permitted Refinancing in respect of the foregoing; provided, that (i) such Indebtedness is unsecured, (ii) both immediately prior and after giving effect thereto, (1) no Default shall exist or result therefrom and (2) the Borrower and its Subsidiaries will be in Pro Forma Compliance with the covenants set forth in
Section 6.14 and 6.15;

      (h) Indebtedness under the Existing Credit Documents and any Permitted Refinancing thereof; provided that, the aggregate amount of such Indebtedness, together with all Indebtedness incurred under Sections 6.01(e) and (f) shall not exceed $12,000,000;

      (i)   Hedging Agreements permitted pursuant to Section 6.04(d);

      (j) Guarantees by the Borrower or any of their Subsidiaries of Indebtedness of the Borrower or any other Subsidiary otherwise permitted hereunder; provided, that if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

      (k) cash management obligations and Indebtedness incurred by the Borrower or any of its Subsidiaries in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management and deposit accounts; and

      (l) obligations in respect of surety, stay, customs and appeal bonds, performance bonds, performance and completion guarantees and other obligations of a like nature provided by the Borrower or any of its Subsidiaries, in each case in the ordinary course of business.

      SECTION 6.02. LIENS. Create, incur, assume or permit to exist any Lien on any property or any income or revenues or rights in respect of any thereof now owned or hereafter acquired by it, except:

      (a) Liens on property of the Borrower and the Subsidiaries existing on the Closing Date and set forth in Schedule 6.02; provided that (i) the Lien does not extend to any additional property; and (ii) the modification, refinancing, extension, renewal and replacement thereof of the obligations secured or benefited by such Liens (if such obligations constitute Indebtedness) is permitted by Section 6.01;

      (b) Liens securing the obligations of the Borrower and its Subsidiaries under the Existing Credit Documents;

      (c) any Lien existing on any property acquired by the Borrower or any of its Subsidiaries after the Closing Date (if such Lien existed prior to the acquisition of such asset) or existing on any property or assets of any person that becomes a Subsidiary after the Closing Date prior to the time such person becomes a Subsidiary, as the case may be and any modification, refinancing, extension, renewal and replacement thereof; provided, that (i) such Lien is not created in contemplation of or in connection with such acquisition or such person becoming a Subsidiary, (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary and (iii) the Indebtedness secured thereby is permitted by Section 6.01;

      (d) Liens for taxes not yet due and payable so long as adequate reserves in accordance with GAAP have been established or, to the extent such taxes are due and payable, the validity or amount thereof is being contested in good faith by appropriate proceedings diligently conducted for which adequate reserves in accordance with GAAP have been established;

      (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords, construction contractors or other like Liens arising in the ordinary course of business provided that such Liens are for amounts not yet due and payable or delinquent so long as adequate reserves in accordance with GAAP have been established or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves in accordance with GAAP have been established;

      (f) Liens incurred in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations; provided that such Liens are for amounts not yet due and payable or delinquent so long as adequate reserves in accordance with GAAP have been established or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves in accordance with GAAP have been established;

      (g) deposits to secure the performance of bids, trade contracts (other than Indebtedness for borrowed money), leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds, performance and completion guarantees and other obligations of a like nature incurred in the ordinary course of business;

      (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

      (i) purchase money security interests in property acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary; provided, that (i) such security interests secure Indebtedness permitted by Section 6.01(e), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), and
(iii) such security interests apply only to the property acquired and not to any other property or assets of the Borrower or any Subsidiary;

      (j) judgment Liens securing judgments not constituting an Event of Default under Article VII;

      (k) any interest or title of a lessor or sublessor under any lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of business and covering only the assets so leased and any Liens of such lessor's or sublessor's interest or title;

      (l) Liens (i) on cash deposits and other funds maintained with a depositary institution, in each case arising in the ordinary course of business by virtue of any statutory or common law provision relating to banker's liens,
(ii) attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry, (iv) relating to a pooled deposit or sweep accounts of the Borrower or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of such person or (v) relating to purchase orders and other similar agreements entered into in the ordinary course of business; provided that such Liens are non-consensual and arise by operation of law;

      (m) leases or subleases granted to any other person in the ordinary course of business;

      (n) Liens arising from precautionary UCC financing statement filings (or similar filings under applicable Law) regarding leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; and

      (o) other Liens securing Indebtedness or other obligations outstanding in an aggregate principal amount not to exceed $550,000.

      SECTION 6.03. SALE AND LEASE-BACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale or transfer of such property is permitted by Section 6.05 and (b) any Capital Lease Obligations, Guarantees or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, as applicable.

      SECTION 6.04. INVESTMENTS, LOANS AND ADVANCES. Purchase, hold or acquire any Equity Interests or evidences of indebtedness of, make or permit to exist any loans or advances to, or make or permit to exist any investment in any other person, or purchase or otherwise acquire all or substantially all the assets or business of any other person or assets constituting a business unit, line of business or division of another person (collectively, an "INVESTMENT"), except:

      (a)   (i)     Investments by the Borrower and any Subsidiary in any
Domestic Subsidiary of the Borrower shall not exceed $2,500,000 at any time outstanding and (ii) Investments by Borrower and any Subsidiary in Foreign Subsidiaries of the Borrower not to exceed $550,000;

      (b) Investment in assets that were Permitted Investments at the time made;

      (c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts or other disputes with, any person, in each case in the ordinary course of business and upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

      (d) the Borrower and the Subsidiaries may enter into Hedging Agreements that are not speculative in nature and are entered into to hedge or mitigate risks to which the Borrower or a Subsidiary is exposed in the conduct of its business;

      (e)   Permitted Acquisitions;

      (f) Investments existing or contemplated on the date hereof and set forth on Schedule 6.04 and any modification, replacement, renewal or extension thereof; provided, that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 6.04;

      (g) Investments in the ordinary course consisting of endorsements for collection or deposit;

      (h)   the Acquisition; and

      (i) additional Investments not to exceed $550,000 at any time outstanding.

      SECTION 6.05. MERGERS, CONSOLIDATIONS, AND SALES OF ASSETS. (a) Wind up, liquidate or dissolve its affairs or merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, except any Subsidiary may merge or consolidate into (A) the Borrower in a transaction in which the Borrower is the surviving corporation or (B) any Subsidiary Guarantor so long as such Subsidiary Guarantor is the surviving corporation.

      (b)   Make any Asset Sale except:

            (i) Asset Sales of obsolete, used, surplus or worn out property, whether now owned or hereafter acquired, or of property no longer used or useful in the conduct of business of the Borrower and the Subsidiaries, in each case in the ordinary course of business;

            (ii)  Asset Sales of inventory in the ordinary course of business;

            (iii) Asset Sales by the Borrower or any of its Subsidiaries to the Borrower or any of its Subsidiaries (in each case including any such Asset Sales effected pursuant to a merger, liquidation or dissolution); provided, that if the transferor of such property is a Loan Party (x) the transferee thereof must either be the Borrower or a Subsidiary Guarantor or (y) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 6.04;

            (iv)  Asset Sales of Permitted Investments;

            (v) leases or subleases of property in the ordinary course of business and which do not materially interfere with the business of the Borrower and the Subsidiaries; and

            (vi) Asset Sales in the ordinary course of business consisting of the abandonment of intellectual property rights which, in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of the Borrower and the Subsidiaries.

      SECTION 6.06. RESTRICTED PAYMENTS; RESTRICTIVE AGREEMENTS. (a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so except:

            (i) any Subsidiary may declare and make Restricted Payments ratably to its equity holders;

            (ii) the Borrower and its Subsidiaries may declare and make Restricted Payments payable solely in the Equity Interests of such person;

            (iii) on the Closing Date, the Borrower and its Subsidiaries may consummate the Transaction;

            (iv) to the extent constituting Restricted Payments, the Borrower and its Subsidiaries may enter into transactions expressly permitted by
      Section 6.05 or 6.07; and

            (v) repurchases of Equity Interests of the Borrower deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

      (b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon:

            (i) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, or

            (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided, that

                  (A)   the foregoing shall not apply to

                        (1) restrictions and conditions imposed by law or by any Loan Document, the Senior Credit Agreement or the Existing Credit Agreement,

                        (2) customary restrictions and conditions contained in agreements relating to an Asset Sale of a Subsidiary or any property pending such sale, provided such restrictions and conditions apply only to the Subsidiary or property that is to be sold,

                        (3) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and

                  (B) clause (i) of the foregoing shall not apply to customary provisions in leases, subleases, licenses, sublicenses and other contracts restricting the assignment thereof.

      SECTION 6.07. TRANSACTIONS WITH AFFILIATES. Except for transactions by or among Loan Parties, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

      (a) the Borrower or any Subsidiary may engage in any of the foregoing transactions at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary that could be obtained on an arm's-length transaction with a person other than an Affiliate;

      (b) Restricted Payments may be made to the extent provided by Section 6.06; and

      (c)   Investments may be made to the extent provided by Section 6.04.

      SECTION 6.08. CHANGE IN NATURE OF BUSINESS. Engage at any time in any business or business activity other than the business conducted by it on the Closing Date (after giving effect to the Transactions) and business activities reasonably incidental, ancillary or related thereto.

      SECTION 6.09. OTHER INDEBTEDNESS AND AGREEMENTS. (a) Except as permitted in Section 9.02(f), permit any waiver, supplement, modification, amendment, termination, release, refinancing or refunding of any Related Document (except to the extent such waiver, supplement, modification, amendment, termination, release, refinancing or refunding do not materially affect the rights and privileges of the Borrower or any Subsidiary under such Related Document and that do not materially affect the interests of the Lenders under the Loan Documents).

      (b) Change its capital structure (including in the terms of its outstanding Equity Interests) or otherwise amend its Constituent Documents, except for changes and amendments that do not materially affect the rights and privileges of the Borrower or any Subsidiary of the Borrower and do not materially affect the interests of the Lenders under the Loan Documents.

      SECTION 6.10. SUBSIDIARIES. Directly or indirectly, establish, create or acquire any new Subsidiary, except in connection with a Permitted Acquisition.

      SECTION 6.11. PARTNERSHIP, ETC. Become a general partner in any limited partnership or permit any of its Subsidiaries to do so except through a special purpose entity.

      SECTION 6.12. ACCOUNTING CHANGES; FISCAL YEAR. Change its (a) accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP and disclosed to the Lenders or (b) fiscal year.

      SECTION 6.13. CAPITAL EXPENDITURES. Permit the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries in any fiscal year set forth below to exceed the amount set forth below for such fiscal year:

                         Fiscal Year                      Amount
                         -----------                      ------
                            2006                       $30,000,000
                         2007 until Maturity           $30,000,000


      SECTION 6.14. NET WORTH. Maintain at all times a Net Worth in an amount not less than $35,000,000.

      SECTION 6.15. FIXED CHARGE COVERAGE RATIO. Cause to be maintained as of the end of each Test Period, a Fixed Charge Coverage Ratio of not less than
1.20 to 1.0.

      SECTION 6.16. LEVERAGE RATIO. Maintain as at the last day of each Test Period a Leverage Ratio of not more than 3.50:1.00.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

      In case of the happening of any of the following events ("EVENTS OF DEFAULT"):

      (a) any representation or warranty made or deemed made in any Loan Document or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

      (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

      (c) default shall be made in the payment of interest on any Loan or any Fee or other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

      (d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in
Section 5.01(a), 5.04, 5.05 or 5.07 or in Article VI;

      (e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after the earlier of (i) written notice thereof from the Required Lenders to the Borrower or (ii) the Borrower's knowledge of such default;

      (f) (i) the Borrower or any Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness (other than the Senior Debt and the Existing Senior Debt), when and as the same shall become due and payable (after giving effect to an applicable grace period), or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided, that clause (ii) shall not apply to secured Material Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness;

      (g) the Senior Debt or the Existing Senior Debt shall have been accelerated;

      (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary, or of a substantial part of the property or assets of the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or a Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

      (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of any proceeding or the filing of any petition described in (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its general inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

      (j) one or more judgments for the payment of money in an aggregate amount exceeding $1,100,000 (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

      (k) an ERISA Event shall have occurred that, when taken together with all other ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $1,100,000;

      (l) Any Loan Document or any material provisions thereof shall at any time and for any reason case to be valid and binding on the Borrower or any Guarantor, or any the Borrower or any Guarantor shall so claim in writing to any Lender;

      (m)   any Change in Control shall occur; or

      (n) the Borrower or any Guarantor or any creditor of the Borrower or any of its Subsidiaries shall fail to comply with the terms of any subordination or intercreditor agreement or any subordination provisions (including without limitation Article VIII) of any note or other document running to the benefit of the Lenders, or if such document becomes null and void or any party denies further liability under any such document or provides notice to that effect;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (h) or (i) above), and at any time thereafter during the continuance of such event, the Required Lenders may by notice to the Borrower, take either or both of the following actions, at the same or different times,
(A) if there shall no longer be any Senior Debt or Existing Senior Debt, immediately or (B) so long as the Senior Debt or Existing Senior Debt shall not have been paid in cash or terminated, not earlier than five (5) Business Days after an Agent's receipt of written notice of such Lender's intention to take any such enforcement action, provided that such notice shall not be required in the event that the Senior Debt or Existing Senior Debt shall have been accelerated at the time that such Lender intends to take such enforcement action: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding. Notwithstanding the foregoing, if an Event of Default with respect to the Borrower described in paragraph (h) or (i) above occurs, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                                  ARTICLE VIII

                                  SUBORDINATION

      SECTION 8.01. AGREEMENT OF SUBORDINATION. (a) The Borrower covenants and agrees, and each Lender likewise covenants and agrees, that the Loans shall be subject to the provisions of this Article VIII.

      (b) The payment of the principal of and interest and any other amount due on all the Loans, to the extent and in the manner hereinafter set forth, shall be subordinated and subject in right of payment to the prior payment in full in cash or termination of all commitments to lend or otherwise advance credit of (i) all Senior Debt Guaranty Obligations and (ii) all Existing Senior Debt (including, in each case, post-petition interest in any proceeding under any bankruptcy or insolvency laws, whether or not allowed as a claim), whether outstanding at the date hereof or hereafter incurred.

      SECTION 8.02.     PAYMENTS TO LENDERS.

      (a) Until the prior payment in full in cash or termination of all commitments to lend or otherwise advance credit of all Senior Debt Guaranty Obligations and all Existing Senior Debt, the Borrower shall not make any optional prepayment (other than the conversion of the Loans into Equity Interests) to any Lender upon or in respect of the Loans.

      (b) In the event and during the continuation of any default in the payment of principal of, premium, if any, or interest on or any other payment due under Senior Debt Guaranty Obligations or the Existing Senior Debt, then, unless and until such default shall have been cured or waived, no payment or distribution shall be made by or on behalf of the Borrower with respect to the principal of or interest or any other payment due on or with respect to the Loans.

      (c) In the event and during the continuation of any default (other than a default of any payment due) with respect to Senior Debt Guaranty Obligations or Existing Senior Debt, then, unless and until such default shall have been cured or waived, no payment or distribution shall be made by or on behalf of the Borrower with respect to the principal of or premium, if any, interest or any other payment due on or with respect to the Loans, if written notice of such default shall have been given to the Borrower by an Agent, during the period commencing on the date on which such notice is received by the Borrower and ending on the earlier to occur of (a) the 179th day thereafter or (b) the day on which such default is cured or waived; provided, however, that this sentence shall not prohibit any payment due on the Loans for more than 179 days in any 365-day period and provided, further, that no default that once formed the basis for any such notice by an Agent shall form the basis of any subsequent notice under this paragraph. For purposes of the preceding sentence, "default" shall mean any default or failure to observe or perform any provision of the Senior Debt Guaranty, other Senior Debt Guaranty Obligations or the Existing Senior Debt after the giving of notice, the expiration of any grace periods, or both, so that the Senior Lenders are entitled to accelerate the maturity thereof.

      (d) Upon any payment by the Borrower, or distribution of assets or securities of the Borrower of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, total or partial liquidation or reorganization of the Borrower or its property, whether voluntary or involuntary, or any assignment for the benefit of creditors or any marshaling of assets and liabilities, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due with respect to all Senior Debt Guaranty Obligations and all Existing Senior Debt first shall be paid in full in cash, or payment thereof provided for in cash in accordance with its terms, before any payment is made on account of the principal of or interest or any other amount due on or with respect to the Loans; and upon any such dissolution, winding-up, liquidation, reorganization, assignment, marshaling or proceedings:

            (i) the Senior Lenders shall be entitled to receive payment in full in cash of all Senior Debt Guaranty Obligations and all Existing Senior Debt before the Lenders and the Lenders shall be entitled to receive any payment of principal or interest on or other amounts payable with respect to the Loans; and

            (ii) any payment by the Borrower, or distribution of assets or securities of the Borrower of any kind or character, whether in cash, property or securities, to which the Lenders would be entitled except for the provisions of this Article VIII, shall be paid by the Borrower or by any custodian, agent or other Person making such payment or distribution, or by any Lender, any paying agent or any depositary if received by it, directly to the Senior Lenders or their representative or representatives, as their respective interests may appear, to the extent necessary to pay all such Senior Debt Guaranty Obligations or Existing Senior Debt, as the case may be, in full in cash, after giving effect to any concurrent payment or distribution to or for the Senior Lenders.

      (e) In the event that, notwithstanding the foregoing, any payment by or distribution of assets or securities of the Borrower of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Lenders before all such Senior Debt Guaranty Obligations or Existing Senior Debt, as the case may be, is paid in full in cash, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the Senior Lenders or their representative or representatives, as their respective interests may appear, for application to the payment of all such Senior Debt Guaranty Obligations or Existing Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt Guaranty Obligations or Existing Senior Debt in full in cash in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the Senior Lenders.

      (f) The consolidation of the Borrower with or the merger of the Borrower into another corporation, or the liquidation or dissolution of the Borrower following the conveyance or transfer of its property or assets as an entirety or substantially as an entirety to another corporation shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this
Section 8.02 if such other corporation, as a part of such consolidation, merger, conveyance or transfer, shall comply with the following conditions stated below:

            (i) the Borrower is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

            (ii) the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Borrower under the Loans; and

            (iii) immediately after such transaction no Event of Default exists.

      (g) The Senior Lenders, at any time and from time to time, without the consent of or notice to the Lenders, without incurring responsibility to the Lenders and without impairing or releasing the obligations of the Lenders hereunder to the Senior Lenders, may: (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, the Senior Debt Guaranty Obligations or the Existing Senior Debt, or otherwise amend in any manner Senior Debt Guaranty Obligations, the Existing Senior Debt or any instrument evidencing the same or any agreement under which the Senior Debt Guaranty Obligations are outstanding; provided, however, that (A) Senior Debt Guaranty Obligations for the purposes of this Agreement shall not exceed the principal amount of $100 million in the aggregate, which cap shall be decreased by an amount equal to the aggregate re-payments of term loans and the permanent reduction in other loans or commitments under the Senior Credit Agreement and
(B) the Existing Senior Debt for the purposes of this Agreement shall not exceed the principal amount of $12 million in the aggregate, which cap shall be decreased by an amount equal to the permanent reduction in other loans or commitments under the Existing Credit Agreement; (ii) release any Person liable in any manner for the collection or payment of the Senior Debt Guaranty Obligations or Existing Senior Debt; and (iii) exercise or refrain from exercising any rights against the Borrower or any other Person.

      (h) For purposes of this Article VIII, "payment" of or with respect to the Loans includes any payment, redemption, acquisition, deposit, segregation, retirement, sinking fund payment and defeasance of or with respect to the Loans.

      SECTION 8.03. THIRD-PARTY BENEFICIARIES; SUBROGATION OF LOANS. (a) This Article VIII is not intended to benefit or confer any rights upon any Person other than the parties hereto, the Senior Lenders and their respective successors and assigns, as specified herein.

      (b) Subject to the payment in full in cash and termination of all commitments to lend or otherwise advance credit of all Senior Debt Guaranty Obligations or the Existing Senior Debt at the time outstanding, the Lenders shall be subrogated to the rights of the Senior Lenders to receive payments or distributions of cash, property or securities of the Borrower applicable to the Senior Debt Guaranty Obligations and the Existing Senior Debt until the principal of and interest on the Loans shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the Senior Lenders of any cash, property or securities to which the Lenders would be entitled except for the provisions of this Article VIII, and no payment over pursuant to the provisions of this Article VIII to or for the benefit of the Senior Lenders by the Lenders, shall, as between the Borrower, its creditors other than the Senior Lenders and the Lenders, be deemed to be a payment by the Borrower to or on account of the Loans. It is understood that the provisions of this Article VIII are and are intended solely for the purpose of defining the relative rights of the Lenders on the one hand and the Senior Lenders, on the other hand.

      (c) Nothing contained in this Article VIII or elsewhere herein is intended to or shall impair, as between the Borrower, its creditors other than the Senior Lenders and the Lenders, the obligation of the Borrower, which is absolute and unconditional, to pay to the Lenders the principal of and interest on the Loans as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Lenders and creditors of the Borrower other than the Senior Lenders, nor shall anything herein or therein prevent any Lender from exercising all remedies otherwise permitted by applicable law upon default under any Loan, subject to the rights, if any, under this Article VIII of the Senior Lenders in respect of cash, property or securities of the Borrower received upon the exercise of any such remedy.

      (d) Upon any payment or distribution of assets or securities of the Borrower referred to in this Article VIII, the Lenders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation, reorganization, assignment, marshaling or proceedings are pending, or a certificate of any custodian, agent or other Person making such payment or distribution, delivered to the Lenders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the Senior Lenders and the holders of other indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VIII.

      SECTION 8.04. NOTICE TO LENDERS. The Borrower shall give prompt written notice to the Lenders of any fact known to the Borrower that would prohibit the making of any payment or distribution in respect of the Lenders pursuant to the provisions of this Article VIII.

      SECTION 8.05. NO IMPAIRMENT OF SUBORDINATION. No right of any present or future Senior Lender to enforce subordination as herein provided at any time in any way shall be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act, in good faith, by any such Senior Lender, or by any noncompliance by the Borrower with the terms, provisions and covenants of any Loan, regardless of any knowledge thereof which any such Senior Lender may have or otherwise be charged with.

      SECTION 8.06. ARTICLE VIII NOT TO PREVENT EVENTS OF DEFAULT. The failure to make a payment on account of principal, interest or any other amount due hereunder by reason of any provision in this Article VIII shall not be construed as preventing the occurrence of an Event of Default under Article VII hereof but the remedies in respect thereof are limited as set forth in Article VII hereof and any amounts realized through the exercise of such remedies shall be subject to the provisions of this Article VIII.

      SECTION 8.07. CONTINUING EFFECT. The foregoing provisions constitute a continuing offer to all Persons who become, or continue to be, Senior Lenders; and such provisions are made for the benefit of the Senior Lenders, and such Senior Lenders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions and need not prove reliance thereon.



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



      SECTION 8.08. BANKRUPTCY AVOIDANCE. To the extent that Senior Lenders receive payments on Senior Debt Guaranty Obligations or the Existing Senior Debt which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment invalidated, declared to be fraudulent of preferential, set aside or required to be repaid, the Senior Debt Guaranty Obligations, the Existing Senior Debt, or any part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by Senior Lenders.

      SECTION 8.09. INDIVIDUAL RIGHTS OF SENIOR LENDERS. A Senior Lender in its individual or any other capacity may become the owner or pledgee of the Loans and may otherwise deal with the Borrower or any Subsidiary or Affiliate of the Borrower with the same rights as if it were not a Senior Lender.

      SECTION 8.10. AMENDMENT TO ARTICLE VIII. Until the prior payment in full in cash or termination of all commitments to lend or otherwise advance credit of all Senior Debt Guaranty Obligations and all Existing Senior Debt, no amendment, modification, or waiver of any provision of this Article VIII shall in any event be effective without the prior written consent of the Agents. Without the prior consent of PNC, the Lenders shall not request, take or retain any liens, security interests, mortgages or any other form of collateral security from the Borrower to secure all or any portion of the Loans.

      SECTION 8.11. INSTRUMENT LEGEND AND NOTATION. Any instrument at any time evidencing the Loans, or any portion thereof, shall be permanently marked on its face with a legend conspicuously indicating that payment thereof is subordinate in right of payment to the Senior Debt Guaranty Obligations and the Existing Senior Debt and subject to the terms and conditions of this Article VIII, and after being so marked certified copies thereof shall be delivered to the Agents. No specific legend, further assignment or endorsement or delivery of notes, guarantees or instruments shall be necessary to subject the Loans to the subordination thereof contained in this Article VIII.



                                   ARTICLE IX

                                  MISCELLANEOUS

      SECTION 9.01. NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

      (a) if to the Borrower, to it at Geokinetics Inc., One Riverway, Suite 2100, Houston, Texas 77056, Attention of: President (Fax No. 713-850-7330), cc:
James J. Spring, III, Chamberlain, Hrdlicka, White, Williams & Martin, 1200 Smith Street, Suite 1400, Houston , Texas 77002 (Fax No. 713-658-2553); and



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



      (b)   if to a Lender, to it at its address (or fax number) set forth on
Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

      All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01. As agreed to among the Borrower and the applicable Lenders from time to time in writing, notices and other communications may also be delivered or furnished by e-mail; provided, that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Event of Default certificates delivered pursuant to Section 5.04(d) unless otherwise agreed by the Lenders; provided, further, that approval of such procedures may be limited to particular notices or communications. All such notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided, that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

      SECTION 9.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document, shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Lender.

      SECTION 9.03. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Lenders and when the Lenders shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

      SECTION 9.04. SUCCESSORS AND ASSIGNS. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

      (b) Any Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), provided, that the consent of the Borrower shall not be required to any such assignment (A) made to a Lender or an Affiliate or Related Fund of a Lender, or
(B) during the continuance of any Default or Event of Default, (ii) (A) in the case of any assignment, other than assignments to any Lender or any Affiliate or Related Fund thereof, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment is delivered to the Lender) shall not be less than $1,000,000 (or if less, the entire remaining amount of such Lender's Commitment or Loans) and shall be in an amount that is an integral multiple of $1,000,000 (or the entire remaining amount of such Lender's Commitment), provided, however, that simultaneous assignments to two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, and (B) in the case of any assignment to a Lender or any Affiliate or Related Fund thereof, after giving effect to such assignment, the aggregate Commitments or Loans of the assigning Lender and its Affiliates and Related Funds shall be zero or not less than $1,000,000 and the aggregate Commitments or Loans of the assignee Lenders and their Affiliates and Related Funds shall be not less than $1,000,000 and (iii) the parties to each such assignment shall execute and deliver to the assigning Lender and the Borrower an Assignment and Acceptance. Upon delivery and acceptance and recording pursuant to paragraph (d) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16,
2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

      (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this


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Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; and (vi) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

      (d) The Registration Agent, shall maintain at its offices a copy of each Assignment and Acceptance delivered to it and shall record each such assignment in the Register in accordance with Section 2.04(e). The Lenders may treat each person whose name is recorded in the Register pursuant to the terms of Section 2.04(e) as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (e) Each Lender may without the consent of the Borrower sell participations to one or more banks or other persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant), (iv) such Lender shall maintain a Register substantially in the form described in Section 9.04(d) (the "PARTICIPANT REGISTER"), (v) if such Lender is a Foreign Lender, such Lender shall collect from each participating bank or other persons, prior to the time such participating bank or other persons receive payments with respect to such participation, the appropriate forms, certificates and statements described in
Section 2.20 as if such participating banks or other persons were a Lender under
Section 2.20, and (vi) the Borrower, the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or person has an interest, increasing or extending the Commitments in which such participating bank or person has an interest or releasing any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by
Section 6.05)).

      (f) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by


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



or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to
Section 9.16.

      (g) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

      (h) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

      (i) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of each Lender, and any attempted assignment without such consent shall be null and void.

      SECTION 9.05. EXPENSES; INDEMNITY. (a) The Borrower agrees to pay all out-of-pocket expenses incurred by the Lender in connection with the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including fees, disbursements and other charges of counsel for the Lenders, and, in connection with any such enforcement or protection, fees, disbursements and other charges of counsel as any Lender determines to be reasonably necessary.

      (b) The Borrower agrees to indemnify each Lender and each Related Party of any of the foregoing persons and their successors and assigns (each such person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all costs, expenses (including reasonable fees, disbursements and other charges of counsel and liabilities of such Indemnitee arising out of or in connection with (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such costs, expenses or liabilities resulted from the gross negligence or willful misconduct of such Indemnitee (or its Related Parties).

      (c) To the extent permitted by applicable law, the Loan Parties shall not assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

      (d) The provisions of this Section 9.05 shall survive the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

      SECTION 9.06. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.



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      SECTION 9.07.     APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN
DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

      SECTION 9.08. WAIVERS; AMENDMENT. (a) No failure or delay of any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

      (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Required Lenders and the Loan Parties that are party thereto and are affected by such waiver, amendment or modification; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or forgive any such payment or any part thereof, or the rate of interest on any Loan, without the prior written consent of each Lender directly adversely affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.16, without the prior written consent of each Lender, (iv) modify the protections afforded to an SPC pursuant to the provisions of Section 8.04(i) without the written consent of such SPC or (v) reduce the percentage contained in the definition of the term "Required Lenders" without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments and extensions of credit thereunder on the date hereof).

      SECTION 9.09. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased


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(but not above the Maximum Rate therefor) until such cumulated amount shall have been received by such Lender.

      SECTION 9.10. ENTIRE AGREEMENT. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Indemnitees, the Related Parties of each of the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

      SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

      SECTION 9.12. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 9.13. COUNTERPARTS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

      SECTION 9.14. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.



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      SECTION 9.15.     JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) The
Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Loan Parties or their respective properties in the courts of any jurisdiction.

      (b) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 9.16. CONFIDENTIALITY. The Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents, (f) with the consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16. For the purposes of this Section, "Information" shall mean all information received from the Borrower and related to the Borrower or its business, other than any such information that was available to any Lender on a nonconfidential basis prior to its disclosure by the Borrower; provided that, in the case of Information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such person


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has exercised the same degree of care to maintain the confidentiality of such
Information as such person would accord its own confidential information.

      SECTION 9.17. USA PATRIOT ACT NOTICE. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act.

              [Remainder of this page intentionally left blank]
















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







      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    GEOKINETICS, INC.



                                    By:  /s/  David A. Johnson
                                       -----------------------------------------
                                       Name:    David A. Johnson
                                       Title:   Chief Executive Officer and
                                                President

                                    AVISTA CAPITAL PARTNERS, L.P.,
                                    as Lender



                                    By:  /s/  Ben Silbert
                                       -----------------------------------------
                                       Name:    Ben Silbert
                                       Title:   General Counsel



                                    AVISTA CAPITAL PARTNERS (OFFSHORE), L.P., as Lender




                                    By:  /s/  Ben Silbert
                                       -----------------------------------------
                                       Name:    Ben Silbert
                                       Title:   General Counsel












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